UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2014

BioFuel Energy Corp.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33530	20-5952523
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

1600 Broadway, Suite 1740
Denver, CO 80202
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 640-6500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

BioFuel Energy Corp. (the “Company”) previously reported that on June 10, 2014, it entered into a definitive transaction agreement (the “Transaction Agreement”) with certain affiliates of Greenlight Capital, Inc. (“Greenlight”) and James R. Brickman (“Brickman”) pursuant to the terms and subject to the conditions of which the Company will acquire (the “Acquisition”) the equity interests of JBGL Builder Finance LLC and certain subsidiaries of JBGL Capital, LP (collectively, “JBGL”) for $275 million (the “Purchase Price”).

To fund a portion of the Acquisition, the Company will conduct a registered offering of subscription rights (the “Rights Offering”), to the holders of its common stock (other than Greenlight and certain affiliates of Third Point LLC (“Third Point”)) as of a record date to be determined, to purchase shares of the Company’s common stock. The Company will also conduct a rights offering on a private, non-registered basis to Greenlight and Third Point (the “Private Rights Offering”).  The Company expects to raise gross proceeds from the Rights Offering, the Private Rights Offering (including any shares of common stock sold pursuant to the Backstop Agreements (as defined below)) and the Additional Equity Investment (as defined below) of at least $70,000,000.

Each subscription right will permit the holder of such right to purchase a certain number of shares of the Company’s common stock (the “Basic Subscription Privilege”). Each holder of a subscription right (other than Greenlight) that fully exercises its basic subscription privilege may also subscribe for a certain number of additional shares (the “Over-Subscription Privilege”).

The Backstop Agreements

In connection with the Transaction Agreement and the Rights Offering, on July 15, 2014, the Company entered into a letter agreement with each of JMB Capital Partners Master Fund, L.P., Lonestar Partners, LP, North Run Master Fund, LP, and Scoggin LLC (together, the “Backstop Parties”) (each such agreement, a “Backstop Agreement” and, together, the “Backstop Agreements”). Subject to the terms and conditions set forth in the Backstop Agreements, the Backstop Parties have severally agreed to purchase, substantially simultaneously with the completion of the Rights Offering, in the aggregate, all of the available shares of common stock not otherwise sold in the Rights Offering (other than the shares for which the Company has received a backstop commitment from Third Point, as described below). The price per share paid by the Backstop Parties pursuant to the Backstop Agreements will be equal to the price paid by the other holders in the Rights Offering. No Backstop Party will receive compensation for its backstop commitment.  Any shares of common stock purchased by the Backstop Parties pursuant to the Backstop Agreements will be purchased directly from the Company on a private basis.

Notwithstanding the foregoing, the Backstop Agreements provide that no Backstop Party may acquire more than 4.99% of the Company’s outstanding common stock as a result of its participation in its backstop commitment and, to the extent that the purchase of shares of common stock by a Backstop Party pursuant to a Backstop Agreement would result in such Backstop Party acquiring more than 4.99% of the Company’s outstanding common stock upon the consummation of the Rights Offering, the Acquisition and the related transactions described in the Transaction Agreement, such Backstop Party’s participation in its backstop commitment will be reduced accordingly.

The foregoing description of the Backstop Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of each of the Backstop Agreements, copies of which are attached hereto as Exhibit 10.1 through Exhibit 10.4 and incorporated by reference herein.

The Third Point Commitment Agreement

On July 15, 2014, and in connection with the execution of the Transaction Agreement, the Company entered into a letter agreement with Third Point (the “Third Point Commitment Agreement”). Subject to the terms and conditions set forth in the Third Point Commitment Agreement, Third Point has agreed to participate in the Private Rights Offering for its full basic subscription privilege. Further, Third Point has agreed, subject to certain terms and conditions, to (1) fully exercise its Over-Subscription Privilege and (2) purchase substantially simultaneously with the completion of the Rights Offering all of the available shares not otherwise sold in the Rights Offering, in each case up to such amount (the “Third Point Ownership Threshold”) that Third Point’s aggregate ownership of the Company’s outstanding common stock, after giving effect to the Acquisition and the related transactions described in the Transaction Agreement, equals approximately 16.7%, which is the approximate percentage of the Company’s aggregate outstanding common stock and class B common stock owned by Third Point as of July 15, 2014. Third Point will receive priority allocation with respect to both its Over-Subscription Privilege and its backstop commitment, up to the Third Point Ownership Threshold. The price per share paid by Third Point pursuant to the Third Point Commitment Agreement will be equal to the price paid by the other holders in the Rights Offering. Third Point will not receive compensation for its commitment to participate in the Rights Offering or its backstop commitment. Any shares of common stock purchased by Third Point pursuant to its participation in the Private Rights Offering will be purchased directly from the Company on a private basis.

The foregoing description of the Third Point Commitment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Point Commitment Agreement, a copy of which is attached hereto as Exhibit 10.5 and incorporated by reference herein.

The Greenlight Commitment Agreement

On July 15, 2014, and in connection with the execution of the Transaction Agreement, the Company entered into a letter agreement with Greenlight (the “Greenlight Commitment Agreement”). Subject to the terms and conditions set forth in the Greenlight Commitment Agreement, Greenlight has agreed, subject to certain terms and conditions, to participate in the Private Rights Offering for its full basic subscription privilege and to consummate the Additional Equity Investment (as defined below). The price per share of common stock paid by Greenlight pursuant to the Greenlight Commitment Agreement will be equal to the price paid by the other holders in the Rights Offering. Greenlight will not receive compensation for its commitment to participate in the Private Rights Offering or the Additional Equity Investment. Any shares of common stock purchased by Greenlight pursuant to its participation in the Private Rights Offering and the Additional Equity Investment will be purchased directly from the Company on a private basis.

As of July 15, 2014, Greenlight held 780,958 units of limited liability interests (“LLC Units”) in BioFuel Energy, LLC, a subsidiary of the Company, and an equal number of shares of the Company’s class B common stock. LLC Units, together with a corresponding number of shares of the Company’s class B common stock, are exchangeable for the Company’s common stock on a one-for-one basis. Greenlight will not exchange its LLC Units for common stock on or prior to the record date for the Rights Offering and thus will not receive subscription rights in respect of its LLC Units in the Private Rights Offering. To allow Greenlight to avoid the dilution it would otherwise experience because it will not exchange its LLC Units for common stock before the record date for the Rights Offering, the Company has agreed to sell to Greenlight, and Greenlight has, subject to certain conditions, agreed to purchase from the Company substantially simultaneously with the consummation of the Acquisition, the number of shares of common stock it would have purchased pursuant to the Private Rights Offering had it exchanged all of its LLC Units for common stock on or prior to the record date for the Rights Offering and exercised all of the resulting basic subscription rights (the “Additional Equity Investment”).

The foregoing description of the Greenlight Commitment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Greenlight Commitment Agreement, a copy of which is attached hereto as Exhibit 10.6 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1	Letter Agreement, dated as of July 15, 2014, between BioFuel Energy Corp. and JMB Capital Partners Master Fund, L.P.
10.2	Letter Agreement, dated as of July 15, 2014, between BioFuel Energy Corp. and Lonestar Partners, LP.
10.3	Letter Agreement, dated as of July 15, 2014, between BioFuel Energy Corp. and North Run Master Fund, LP.
10.4	Letter Agreement, dated as of July 15, 2014, between BioFuel Energy Corp. and Scoggin LLC.
10.5
Letter Agreement, dated as of July 15, 2014, by and among BioFuel Energy Corp., Third Point Partners L.P., Third Point Partners Qualified L.P., Third Point Offshore Master Fund L.P., Third Point Ultra Master Fund L.P. and Third Point Reinsurance Company Ltd.

10.6
Letter Agreement, dated as of July 15, 2014, by and among BioFuel Energy Corp., Greenlight Capital Offshore Partners, Greenlight Capital, L.P., Greenlight Capital Qualified, L.P., Greenlight Reinsurance, Ltd., Greenlight Capital (Gold), LP and Greenlight Capital Offshore Master (Gold), Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOFUEL ENERGY CORP.

Date: July 15, 2014	By:	/s/ Scott H. Pearce
		Name:	Scott H. Pearce
		Title:	President and CEO

EXHIBIT INDEX

Exhibit Number	Description

10.1	Letter Agreement, dated as of July 15, 2014, between BioFuel Energy Corp. and JMB Capital Partners Master Fund, L.P.
10.2	Letter Agreement, dated as of July 15, 2014, between BioFuel Energy Corp. and Lonestar Partners, LP.
10.3	Letter Agreement, dated as of July 15, 2014, between BioFuel Energy Corp. and North Run Master Fund, LP.
10.4	Letter Agreement, dated as of July 15, 2014, between BioFuel Energy Corp. and Scoggin LLC.
10.5
Letter Agreement, dated as of July 15, 2014, by and among BioFuel Energy Corp., Third Point Partners L.P., Third Point Partners Qualified L.P., Third Point Offshore Master Fund L.P., Third Point Ultra Master Fund L.P. and Third Point Reinsurance Company Ltd.

10.6
Letter Agreement, dated as of July 15, 2014, by and among BioFuel Energy Corp., Greenlight Capital Offshore Partners, Greenlight Capital, L.P., Greenlight Capital Qualified, L.P., Greenlight Reinsurance, Ltd., Greenlight Capital (Gold), LP and Greenlight Capital Offshore Master (Gold), Ltd.